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                      [KEVIN P. MARTIN & ASSOCIATES, P.C. LOGO]
                   [KEVIN P. MARTIN & ASSOCIATES P.C. LETTERHEAD]



                CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 15, 2000 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1999. We also consent to our firm under the caption of "Experts."



                                         /s/ Kevin P. Martin & Associates, P.C.

                                         KEVIN P. MARTIN & ASSOCIATES, P.C.


November 28, 2000
Braintree, MA 02184